Exhibit 99.1

EnerNOC Media Relations: Sarah McAuley 617.532.8195 news@enernoc.com	Investor Relations: ir@enernoc.com
EnerNOC Reports First Quarter 2017 Results
Boston, May 9, 2017 -- EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of demand response solutions and energy intelligence software (EIS), today announced results for the quarter ended March 31, 2017.
"We are pleased by our strong start to the year for both our demand response and software businesses, with a number of key customer wins and first quarter top and bottom line results above plan," said Tim Healy, Chairman and CEO of EnerNOC.

Summary Financial Results
In Thousands, Except Per Share Amounts
	Q1 2017	Q1 2016
Revenue
Demand Response	$34,484	$36,347
Software	13,625	17,033
Total Revenue	$48,109	$53,380

Net Loss	$(32,010)	$(40,538)
Net Loss Per Diluted Share	$(1.08)	$(1.41)

Cash Used in Operations	$(24,639)	$(30,392)
Free Cash Flow [1]	$(28,066)	$(34,783)
Adjusted EBITDA[1]
Demand Response adjusted EBITDA	$(3,456)	$(3,484)
Software adjusted EBITDA	(5,038)	(18,007)
Corporate unallocated expenses	(5,817)	(5,671)
Consolidated adjusted EBITDA[1]	$(14,311)	$(27,162)
We adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606) on January 1, 2017 using the modified retrospective method. The reported results for 2017 reflect the application of ASC 606, while the reported results for 2016 were prepared under the previous revenue recognition guidance. Please refer to the schedule below for a comparison of Q1 2017 activity as reported versus pro forma, as if the previous accounting guidance was in effect. The adoption of ASC 606 had no impact on cash used in operations or free cash flow.

	Three Months Ended March 31, 2017
	As reported	Pro forma as if the previous accounting guidance was in effect
Revenue
Demand Response	$34,484	$33,196
Software	13,625	15,128
Total Revenues	48,109	48,324
Cost of revenues	33,403	32,668
Total operating expense, net	43,056	43,099
Loss from operations	$(28,350)	$(27,443)
1 Please refer to "Statement on Use of Non-GAAP Financial Measures" for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Highlights

•	Reduced year over year first quarter operating expenses by 36%[1] while delivering similar revenues, excluding the revenue contribution from business lines divested in 2016.

•
Improved first quarter net loss by $8.5 million compared to the same period in 2016, representing a 21% year over year improvement, and improved adjusted EBITDA by $13.0 million compared to the same period in 2016, representing a 47% year over year improvement.

•	Developed a new demand response resource to fulfill our commitment to Kyushu Electric Power Company in Japan, highlighting the speed and effectiveness of EnerNOC’s go to market capabilities.

•	Cleared 165 megawatts of demand response capacity in the United Kingdom, doubling the size of our UK network since the prior delivery year.

•	Signed a six-figure utility bill management deal with a large, European bank initiated through a channel arrangement with Carbon Clear.
•Awarded 2017 ENERGY STAR Partner of the Year Award for the second consecutive year.

•	Adopted ASC 606, which will more closely align revenue recognition of our demand response programs with the service delivery period.

1 Excluding one-time impairments of goodwill and gains on sales of businesses
Strategic Review Process
As part of the strategic review process currently underway the Board of Directors has established a special committee to evaluate all strategic alternatives with the goal of maximizing value for all shareholders. The Company will not be discussing the status of that process on today's conference call, but will provide updates at the appropriate time.
Company Reaffirms Full Year 2017 Guidance
The Company today reaffirmed its guidance for the full year 2017. The Company’s guidance is based on the current indications for its business, which may change at any time.

Reaffirmed Guidance for Year Ending December 31, 2017
Total Revenue (in millions)	$310-$340
Demand Response Revenue	$260-$280
Software Revenue	$50-$60
GAAP Net Loss Per Diluted Share	($2.57)-($2.07)
Consolidated adjusted EBITDA[1] (in millions)	($20)-($5)
Demand Response adjusted EBITDA[1] (in millions)	$20-$30
Software adjusted EBITDA[1] (in millions)	($20)-($15)
Corporate unallocated expenses[1] (in millions)	~($20)
1 Refer to “Statement on Use of Non-GAAP Financial Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release and the management presentation posted to http://investor.enernoc.com for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 9:00 a.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.230.1074 and using access code "ENOC." The conference call may be accessed outside of the United States by dialing +1.612.332.0107 and using access code "ENOC." The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com, along with a presentation from management on operating results. A replay of the conference call will be available approximately one hour after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 422069 or by accessing the webcast replay on the Company's investor relations website.
About EnerNOC
EnerNOC is a leading provider of demand response solutions and energy intelligence software (EIS). EnerNOC offers access to more demand response programs worldwide than any other provider, providing enterprises a valuable payment stream to further enhance bottom line results and utilities and grid operators a reliable, cost-effective demand-side resource. Also, with capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's SaaS platform helps enterprises control energy costs, mitigate risk, and streamline compliance and sustainability reporting. For more information, visit www.enernoc.com.
EnerNOC, Inc. Safe Harbor Statement
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s strategic review process and future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s demand response solutions and energy intelligence software, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Demand Response	$34,484	$36,347
Software	13,625	17,033
Total revenues	48,109	53,380
Cost of revenues	33,403	32,594
Gross profit	14,706	20,786
Operating expenses (income):
Selling and marketing	13,874	25,015
General and administrative	19,620	27,916
Research and development	5,402	8,043
Gains on sale of businesses	(1,726)	—
Goodwill impairment	5,886	—
Total operating expenses and income	43,056	60,974
Loss from operations	(28,350)	(40,188)
Other expense, net	1,975	3,087
Interest expense	(1,926)	(1,777)
Loss before income tax	(28,301)	(38,878)
Provision for income tax	(3,838)	(1,691)
Net loss	(32,139)	(40,569)
Net loss attributable to noncontrolling interest	(129)	(31)
Net loss attributable to EnerNOC, Inc.	$(32,010)	$(40,538)

Net loss attributable to EnerNOC, Inc. per common share
Basic	$(1.08)	$(1.41)
Diluted	$(1.08)	$(1.41)

Weighted average number of common shares used in computing net loss per share attributable to EnerNOC, Inc.
Basic	29,671,109	28,806,810
Diluted	29,671,109	28,806,810

EnerNOC, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$73,980	$97,993
Restricted Cash	387	1,062
Trade accounts receivable, net	31,075	36,722
Unbilled revenue	18,952	45,430
Contract assets	27,580	—
Capitalized fulfillment costs	989	2,290
Prepaid expenses and other current assets	14,582	10,906
Assets held for sale	—	3,415
Total current assets	167,545	197,818

Contract assets, net of current portion	15,962	—
Property and equipment, net	36,600	38,828
Goodwill and intangible assets, net	65,029	72,433
Deposits and other assets	5,573	3,223
Total assets	$290,709	$312,302

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,036	$4,748
Accrued capacity payments	45,732	63,943
Accrued expenses and other current liabilities	27,077	28,318
Deferred revenue	6,329	8,193
Liabilities held for sale	—	1,780
Total current liabilities	80,174	106,982

Deferred revenue	3,420	2,665
Other liabilities	8,931	7,521
Convertible senior notes	116,248	115,223
Total long-term liabilities	128,599	125,409

Total EnerNOC, Inc. stockholders' equity	80,661	79,680
Non-controlling interest	1,275	231
Total stockholders' equity	81,936	79,911
Total liabilities and stockholders' equity	$290,709	$312,302

EnerNOC, Inc.
Condensed Consolidated Statements of Cash Flow Data
(in thousands)
(unaudited)
	Three Months Ended March 31,
Condensed Consolidated Statements of Cash Flow Data	2017	2016
Cash used in operating activities	$(24,639)	$(30,392)
Cash used in investing activities	(1,949)	(3,711)
Cash provided by (used in) financing activities	711	(867)
Effects of exchange rate changes on cash and cash equivalents	1,189	1,307
Net change in cash, cash equivalents and restricted cash	(24,688)	(33,663)
Cash, cash equivalents and restricted cash at beginning of period	99,055	138,584
Cash, cash equivalents and restricted cash at end of period	$74,367	$104,921

EnerNOC, Inc.
Statement on Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures, including consolidated adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.
The GAAP measure most comparable to consolidated adjusted EBITDA is GAAP net income (loss) attributable to EnerNOC, Inc. and the GAAP measure most comparable to free cash flow is cash flow provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.
Use and Economic Substance of Non-GAAP Financial Measures
Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers consolidated adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. In addition, management considers free cash flow to be an indicator of the Company’s liquidity trend and performance of the business.
The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management makes as part of the non-GAAP measures:

•
Management defines consolidated adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization and asset impairments; stock-based compensation; gains on the sale of businesses; direct and incremental expenses associated with acquisitions, divestitures, reorganizations; impairment of goodwill and intangible assets; restructuring charges; interest and other income (expense), net; and benefit from (provision for) income tax.

•
Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Consolidated adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information used by other companies, even where similarly titled, and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.
Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2017	2016
Net cash used in operating activities	$(24,639)	$(30,392)
Subtract: Purchases of property and equipment and capitalization of internal use software	(3,427)	(4,391)
Free cash flow	$(28,066)	$(34,783)

EnerNOC, Inc.
Condensed Schedule of Segment Results
(in thousands)
(unaudited)
	Three Months Ended March 31,
Segment Information	2017	2016
Revenues:
Demand Response
Grid operator	$26,392	$26,812
Utility	8,092	9,535
Total Demand Response Revenues	34,484	36,347

Software
Subscription software	4,499	6,176
Procurement solutions	6,757	8,933
Professional services	2,369	1,924
Total Software Revenues	13,625	17,033

Consolidated Revenues	$48,109	$53,380

Segment Adjusted EBITDA [1]:
Demand Response adjusted EBITDA	$(3,456)	$(3,484)
Software adjusted EBITDA	$(5,038)	$(18,007)
1 Please refer to the table, "Reconciliation of Net Loss Attributable to EnerNOC Inc. to Consolidated Adjusted EBITDA," for a reconciliation of segment adjusted EBITDA to net loss attributable to EnerNOC, Inc., which is the most directly comparable GAAP financial measure.

EnerNOC, Inc.
Reconciliation of Net Loss Attributable to EnerNOC, Inc. to Consolidated Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2017	2016
Net loss attributable to EnerNOC, Inc.	$(32,010)	$(40,538)
Depreciation, amortization and asset impairments (1)	7,541	9,687
Stock-based compensation	2,031	3,115
Gains on sale of businesses	(1,726)	—
Direct and incremental expenses associated with divestitures(2)	178	193
Impairment of goodwill and intangible assets	5,886	—
Interest and other expense, net	(49)	(1,310)
Provision for income tax	3,838	1,691
Consolidated adjusted EBITDA	$(14,311)	$(27,162)

Demand Response adjusted EBITDA	$(3,456)	$(3,484)
Software adjusted EBITDA	$(5,038)	$(18,007)
Corporate unallocated expenses	$(5,817)	$(5,671)

[1]	Includes impairments of production equipment no longer in operation.

[2]	Includes expenses that are direct and incremental to business divestitures, including third-party professional fees for legal, accounting and other services.

Non-GAAP Financial Guidance
This press release also includes estimates of future consolidated adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results is presented below:

	Year Ending
	December 31, 2017
			Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High
Projected GAAP Net Loss	($77)	($62)	($2.57)	($2.07)

Reconciling Adjustments:
Depreciation, amortization and asset impairments	$27	$27
Stock-based compensation	$12	$12
Gains on sale of businesses	($2)	($2)
Impairment of goodwill and intangible assets	$6	$6
Interest and other expense, net	$8	$8
Provision for income taxes	$6	$6
Consolidated adjusted EBITDA	($20)	($5)

Demand Response adjusted EBITDA	$20	$30
Software adjusted EBITDA	($20)	($15)
Corporate unallocated expenses	($20)	($20)
Consolidated adjusted EBITDA	($20)	($5)

Weighted Average Number of Common Shares Outstanding-Diluted	30.0	30.0